UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 29, 2014 (Date of earliest event reported)
New Hampshire Thrift Bancshares, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	0-17859 (Commission File Number)	02-0430695 (IRS Employer Identification Number)

9 Main Street, PO Box 9, Newport, New Hampshire (Address of principal executive offices)		03773 (Zip Code)
603-863-0886 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 29, 2014, New Hampshire Thrift Bancshares, Inc. (the "Company") announced that is has redeemed $15 million of its outstanding Non-Cumulative Perpetual Preferred Stock, Series B ("Series B Preferred Stock") that had been issued to the United States Treasury Department through the Small Business Lending Fund ("SBLF") program. The shares were redeemed at their liquidation value of $1,000 per share plus accrued dividends through December 28, 2014 for a total redemption price of $15,036,666.67.
The partial redemption was approved by the Company's primary federal regulator and was funded with the proceeds of a $17.0 million private placement of subordinated notes, which the Company completed in October 2014. After the partial redemption, the Company and its wholly owned banking subsidiary, Lake Sunapee Bank, will continue to have capital in excess of minimum regulatory requirements and at levels that qualify as "well capitalized" under applicable regulatory guidelines. The Company continues to have outstanding $8 million of Series B Preferred Stock issued through the SBLF program.
A copy of the Company's press release, dated December 29, 2014, is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of New Hampshire Thrift Bancshares, Inc. dated December 29, 2014

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2014	NEW HAMPSHIRE THRIFT BANCSHARES, INC. By: /s/ Laura Jacobi Laura Jacobi Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of New Hampshire Thrift Bancshares, Inc. dated December 29, 2014